Exhibit 5.1

King & Spalding LLP 1180 Peachtree Street N.E. Ste. 1600 Atlanta, GA 30309-3521 Tel: +1 404 572 4600 Fax: +1 404 572 5100 www.kslaw.com
February 4, 2020

Babcock & Wilcox Enterprises, Inc.
1200 East Market Street
Akron, Ohio 44305

Ladies and Gentlemen,
We have acted as counsel to Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of the proposed offer and sale, from time to time pursuant to Rule 415 under the Securities Act, of $300,000,000 aggregate offering price of the following (collectively, the “Securities”): (i) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”); (iii) depositary shares representing fractional interests in shares of Preferred Stock (“Depositary Shares”); (iv) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (as defined below) or any combination thereof (“Warrants”); (v) subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities or any combination thereof (“Subscription Rights”); (vi) debt securities of the Company (the “Debt Securities”); (vii) contracts to purchase Securities at a future date or dates (“Purchase Contracts”); and (viii) units consisting of two or more Securities, which may or may not be separable from one another (“Units”).
In connection with this opinion, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all documents submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon certificates, statements and representations of public officials and representatives of the Company.

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February 4, 2020

We have also assumed that (i) the form of indenture filed as an exhibit to the Registration Statement pursuant to which the Debt Securities are to be issued (the “Indenture”) and any contract governing or establishing the terms of the Depositary Shares, Warrants, Purchase Contracts or Units will be the valid and binding obligations of each party thereto (other than the Company) enforceable against each party thereto (other than the Company) in accordance with their respective terms, (ii) the execution and delivery of, and performance by the Company pursuant to, any Security (A) require no action by or in respect of, or filing with, any governmental body, agency or official and (B) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company, (iii) any contract governing or establishing the terms of the Depositary Shares, Warrants, Subscription Rights, Purchase Contracts or Units will be governed by the laws of the State of New York, and (iv) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:
(1)Any shares of Common Stock, when (i) the terms of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (ii) such shares of Common Stock have been duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Common Stock), will be validly issued, fully paid and non-assessable. The shares of Common Stock covered by the opinion in this paragraph include any shares of Common Stock that may be issued as part of any Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.
(2)Any shares of Preferred Stock, when (i) the terms of the series of such shares of Preferred Stock and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) a Certificate of Designations setting forth the powers, designations, preferences, rights, qualifications, limitations and restrictions of the series of such shares of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and (iii) such shares of Preferred Stock have been duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock), will be validly issued, fully paid and non-assessable. The shares of Preferred Stock covered by the opinion in this paragraph include any shares of Preferred Stock that may be represented by Depositary Shares, or that may be issued as part of any Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.
(3)Any Depositary Shares, when (i) the terms of the Depositary Shares, of any contract governing or establishing the terms of the Depositary Shares, of the related series of Preferred Stock represented by the Depositary Shares and of the issuance and sale of such Depositary Shares and such related series of Preferred Stock, and all related matters, have

Babcock & Wilcox Enterprises, Inc.
February 4, 2020

been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of the Depositary Shares has been duly authorized, executed and delivered by the Company, (iii) a Certificate of Designations setting forth the powers, designations, preferences, rights, qualifications, limitations and restrictions of the related series of Preferred Stock represented by the Depositary Shares has been duly filed with the Secretary of State of the State of Delaware, (iv) the shares of the related series of Preferred Stock represented by the Depositary Shares have been duly delivered to the applicable depositary, and (v) depositary receipts evidencing the Depositary Shares have been duly executed by the Company and countersigned by the applicable depositary against deposit of shares of the related series of Preferred Stock represented by the Depositary Shares in accordance with the terms of any contract governing or establishing the terms of the Depositary Shares and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding interests in shares of the related series of Preferred Stock represented by the Depositary Shares and will entitle the holders thereof to the rights specified in any contract governing or establishing the terms of the Depositary Shares, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities.
(4)Any Warrants, when (i) the terms of such Warrants, of any contract governing or establishing the terms of such Warrants and of the issuance and sale of such Warrants, and all related matters including the issuance and sale of the Common Stock, Preferred Stock or Debt Securities issuable upon exercise of such Warrants, have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of the Warrants has been duly authorized, executed and delivered by the Company, (iii) if such Warrants are exercisable for Common Stock, the actions described in paragraph (1) above have been taken, (iv) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph (2) above have been taken, (v) if such Warrants are exercisable for Debt Securities, the actions described in paragraph (6) below have been taken, and (vi) such Warrants have been duly executed by the Company and countersigned in accordance with the terms of any contract governing or establishing the terms of such Warrants and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities.
(5)Any Subscription Rights, when (i) the terms of such Subscription Rights and of the issuance and sale of such Subscription Rights, and any related matters, have been duly authorized and established by all necessary corporate action, (ii) if such Subscription Rights are exercisable for Common Stock, the actions described in paragraph (1) above have been

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February 4, 2020

taken, (iii) if such Subscription Rights are exercisable for Preferred Stock, the actions described in paragraph (2) above have been taken, (iv) if such Subscription Rights are exercisable for Debt Securities, the actions described in paragraph (6) below have been taken and (v) such Subscription Rights have been duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Subscription Rights covered by the opinion in this paragraph include any Subscription Rights that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities.
(6)Any Debt Securities, when (i) the Indenture has been duly authorized, executed and delivered by the Company in the form attached to the Registration Statement, (ii) the terms of such series of Debt Securities and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (iii) such Debt Securities have been duly executed by the Company and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities.
(7)Any Purchase Contracts, when (i) the terms of such Purchase Contracts, of any contract governing or establishing the terms of such Purchase Contracts and of the issuance and sale of such Purchase Contracts, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of such Purchase Contracts has been duly authorized, executed and delivered by the Company, (iii) the actions described in the applicable paragraph of this letter with regard to any Security purchasable pursuant to such Purchase Contract have been taken, and (iv) such Purchase Contracts have been duly executed by the Company and countersigned or authenticated (as applicable) in accordance with the terms of any contract governing or establishing the terms of such Purchase Contracts and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Purchase Contracts covered by the opinion in this paragraph include any Purchase Contracts that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities.

Babcock & Wilcox Enterprises, Inc.
February 4, 2020

(8)Any Units, when (i) the terms of such Units, of any contract governing or establishing the terms of such Units and of the issuance and sale of such Units, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of such Units has been duly authorized, executed and delivered by the Company, (iii) the actions described in the applicable paragraph of this letter with regard to any Security issued as part of such Units have been taken, and (iv) such Units have been duly executed by the Company and countersigned or authenticated (as applicable) in accordance with the terms of any contract governing or establishing the terms of such Units and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Units covered by the opinion in this paragraph include any Units that may be issued pursuant to the terms of any other Securities.
This opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ King & Spalding LLP